This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but is not complete and may be changed. Neither this prospectus supplement nor the accompanying prospectus is an offer to sell these securities, and we are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 13, 2020

Filed Pursuant to 424(b)(5)

Registration No. 333-231975

PRELIMINARY PROSPECTUS SUPPLEMENT

(to Prospectus Dated June 13, 2019)

4,000,000 Shares

Lazydays Holdings, Inc.

Common Stock

We are offering 4,000,000 shares of our common stock.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LAZY.” The last reported sale price of our common stock on October 12, 2020 was $15.34.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount and Commissions(1)	$	$
Proceeds to us before expenses	$	$

(1)	We have agreed to reimburse the underwriters for certain expenses. See “Underwriting” on Page S-16 for additional information regarding underwriting compensation.

We have granted the underwriters an option for a period of 30 days to purchase an additional 600,000 shares of our common stock from us at the initial price to the public less the underwriting discount. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be approximately $          , and the total proceeds to us, before expenses, will be approximately $            .

INVESTING IN OUR SECURITIES INVOLVES RISK. SEE “RISK FACTORS” BEGINNING ON PAGE S-7 OF THIS PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE INTO THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS BEFORE DECIDING TO INVEST IN ANY OF OUR SECURITIES.

Neither the Securities and Exchange Commission, nor the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of common stock is expected to be made on or about             , 2020.

Lead Book-Running Manager

Baird

Bookrunners

Craig-Hallum Capital Group	Raymond James

The date of this prospectus supplement is       , 2020.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is comprised of two parts: a prospectus supplement and an accompanying prospectus dated June 13, 2019. This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under the shelf registration process, we may from time to time offer and sell any combination of the securities described in the accompanying prospectus up to a total dollar amount of $100,000,000, of which this offering is a part.

This prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of our common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. The accompanying prospectus gives more general information, some of which may not apply to the shares of common stock offered by this prospectus supplement. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

The rules of the SEC allow us to incorporate by reference information into this prospectus supplement. This information incorporated, or deemed to be incorporated, by reference is considered to be a part of this prospectus supplement, and information that we file later with the SEC, to the extent incorporated, or deemed to be incorporated, by reference will automatically update and supersede this information. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document. You should read both this prospectus supplement and the accompanying prospectus together with any information incorporated by reference herein before investing in our common stock. See “Where You Can Find More Information.”

We are responsible for the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we prepare or authorize. Neither we nor the underwriters have authorized anyone to give you any other information, and we and the underwriters take no responsibility for any other information that others may give you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by us is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement and the accompanying prospectus are delivered or shares of common stock are sold on a later date. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Neither we nor the underwriters are making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. We encourage you to consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus supplement. Neither we nor the underwriters are making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

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INDUSTRY AND MARKET DATA

We obtained the market and competitive position data included in this prospectus supplement and the documents incorporated by reference in this prospectus supplement from our own research, surveys or studies conducted by third parties and industry or general publications. Industry publications and third-party surveys and studies generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. While we believe that each of these surveys, studies and publications is reliable, we have not independently verified such data and we do not make any representation as to the accuracy of such information. Similarly, we believe our internal research is reliable, but it has not been verified by any independent sources.

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in these documents contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained, or incorporated by reference, in this prospectus supplement and the accompanying prospectus, including, without limitation, statements regarding the impact of the COVID-19 pandemic on our business, results of operations and financial condition and the measures we have taken in response to the COVID-19 pandemic, our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

●	the COVID-19 pandemic had a significant adverse impact on our business, results of operations and financial condition in the first months of the pandemic; while increased sales since then have more than offset the initial adverse impact, there can be no assurance that such sales growth will continue at the same rate or at all, and our sales may ultimately decline, meaning that, in the long term, COVID-19 could result in a net negative impact on our business;

●	our business is affected by the availability of financing to us and our customers;

●	our success will depend to a significant extent on the wellbeing, as well as the continued popularity and reputation for quality, of our manufacturers, particularly, Tiffin Motorhomes, Thor Industries, Inc., Winnebago Industries, Inc., and Forest River, Inc.;

●	any change, non-renewal, unfavorable renegotiation or termination of our supply arrangements for any reason could have a material adverse effect on product availability and cost and our financial performance;

●	our business is impacted by general economic conditions in our markets, and ongoing economic and financial uncertainties may cause a decline in consumer spending that may adversely affect our business, financial condition and results of operations;

●	we depend on our ability to attract and retain customers;

●	competition in the market for services, protection plans and products targeting the RV lifestyle or RV enthusiast could reduce our revenues and profitability;

●	our expansion into new, unfamiliar markets presents increased risks that may prevent us from being profitable in these new markets and delays in acquiring or opening new retail locations could have a material adverse effect on our business, financial condition and results of operations;

●	natural disasters (including hurricanes), whether or not caused by climate change, weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt business and result in lower sales and otherwise adversely affect our financial performance; since our largest dealership is located near Tampa, Florida, we are particularly vulnerable to hurricanes;

●	unforeseen expenses, difficulties, and delays encountered in connection with expansion through acquisitions could inhibit our growth and negatively impact its profitability;

●	failure to maintain the strength and value of our brands could have a material adverse effect on our business, financial condition and results of operations;

●	failure to successfully procure and/or manage our inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends could have a material adverse effect on our business, financial condition and results of operations;

●	our same store sales may fluctuate and may not be a meaningful indicator of future performance;

●	the cyclical nature of our business has caused our sales and results of operations to fluctuate; these fluctuations may continue in the future, which could result in operating losses during downturns;

S-iv

●	our business is seasonal, and this leads to fluctuations in sales and revenues;

●	our business may be adversely affected by unfavorable conditions in our local markets, even if those conditions are not prominent nationally;

●	we may not be able to satisfy our debt obligations upon the occurrence of a change in control under our credit facility;

●	our ability to operate and expand our business and to respond to changing business and economic conditions will depend on the availability of adequate capital;

●	the documentation governing our credit facility contains restrictive covenants that may impair our ability to access sufficient capital and operate our business;

●	uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR may adversely affect us;

●	we depend on our relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations could have an adverse effect on our business and results of operations;

●	a portion of our revenue is from financing, insurance and extended service contracts, which depend on third party lenders and insurance companies; we cannot ensure these third parties will continue to provide RV financing and other products;

●	fuel shortages, or high prices for fuel, could have a negative effect on our business;

●	if we are unable to retain senior executives and attract and retain other qualified employees, our business might be adversely affected;
●	our business depends on its ability to staff for its labor requirements;

●	we primarily lease our retail locations; if we are unable to maintain those leases or locate alternative sites for retail locations in our target markets and on terms that are acceptable to us, our revenues and profitability could be adversely affected;

●	our business is subject to numerous federal, state and local regulations;

●	regulations applicable to the sale of extended service contracts could materially impact our business and results of operations;

●	if state dealer laws are repealed or weakened, our dealerships will be more susceptible to termination, non-renewal or renegotiation of dealer agreements;

●	our failing to comply with certain environmental regulations could adversely affect our business, financial condition and results of operations;

●	climate change legislation or regulations restricting emission of “greenhouse gases” could result in increased operating costs and reduced demand for the RVs we sell;

●	we may be unable to enforce our intellectual property rights and/or we may be accused of infringing the intellectual property rights of third parties which could have a material adverse effect on our business, financial condition and results of operations;

●	if we are unable to maintain or upgrade our information technology systems or if we are unable to convert to alternative systems in an efficient and timely manner, our operations may be disrupted or become less efficient;

●	any disruptions to our information technology systems or breaches of our network security could interrupt our operations, compromise our reputation, expose us to litigation, government enforcement actions and costly response measures and could have a material adverse effect on our business, financial condition and results of operations;

●	increases in the minimum wage or overall wage levels could adversely affect our financial results;

●	we may be subject to liability claims if people or property are harmed by the products we sell and services and may be adversely impacted by manufacturer safety recalls;

S-v

●	we may be named in litigation, which may result in substantial costs and reputational harm and divert management’s attention and resources;

●	our risk management policies and procedures may not be fully effective in achieving their purposes;

●	we could incur asset impairment charges for goodwill, intangible assets or other long-lived assets;

●	future resales of the shares of our common stock issued to the former stockholders of Andina Acquisition Corp. II and the investors in the PIPE investment (including shares issuable upon exercise of warrants) may cause the market price of our securities to drop significantly, even if our business is doing well;

●	Nasdaq may delist our common stock from its exchange, which could limit investors’ ability to make transactions in our common stock and subject us to additional trading restrictions;

●	our outstanding convertible preferred stock, warrants and options may have an adverse effect on the market price of our common stock;

●	we are an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors;

●	stockholders may become diluted as a result of the issuance of options under existing or future incentive plans or the issuance of common stock as a result of acquisitions or otherwise;

●	the price of our common stock may be volatile for a variety of reasons;

●	conversion of the Series A preferred stock into our common stock may dilute the value for the other holders of our common stock;

●	the holders of Series A preferred stock own a large portion of the voting power of our capital stock and have the right to nominate two members to our board of directors; as a result, these holders may influence the composition of our board of directors and future actions taken by our board of directors;

●	the holders of the Series A preferred stock have certain rights that may not allow us to take certain actions;

●	our stock repurchase program could increase the volatility of the price of our common stock; and

●	our amended and restated certificate of incorporation provides to the fullest extent permitted by law that the Court of Chancery of the State of Delaware will be the exclusive forum for certain legal actions between us and our stockholders, which could limit our stockholders’ ability to obtain a judicial forum viewed by the stockholders as more favorable for disputes with us or our directors, officers or employees.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference from our filings with the SEC. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement, the accompanying prospectus, the related registration statement and the information incorporated by reference in its entirety, including the sections titled “Risk Factors” contained in this prospectus supplement and in the filings incorporated by reference in this prospectus supplement and the accompanying prospectus, and our consolidated financial statements and the related notes incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment in our common stock. Unless otherwise indicated or the context otherwise requires, “Lazydays”, the “Company”, “Holdco”, the “Registrant,” “our company,” “we,” “us” or “our” refer to Lazydays Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

Our Company

We operate Recreational Vehicle (“RV”) dealerships and offer a comprehensive portfolio of products and services for RV owners and outdoor enthusiasts. We generate revenue by providing RV owners and outdoor enthusiasts a full spectrum of products: RV sales, RV parts and services, financing and insurance products, third-party protection plans, after-market parts and accessories, and RV camping facilities. We provide these offerings through our “Lazydays” branded dealerships. We are known nationally as Lazydays The RV Authority®, a registered trademark that we have consistently used in our marketing and branding communications since 2013.

We believe, based on industry research and management’s estimates that we operate one of the world’s largest RV dealerships, measured in terms of on-site inventory, located on 126 acres outside Tampa, Florida. We also have dealerships located at The Villages, Florida; Tucson and Phoenix, Arizona; Minneapolis, Minnesota; Knoxville, Tennessee; Loveland and Denver, Colorado; and Elkhart, Indiana. We furthermore have a dedicated Service Center location near Houston, Texas.

We offer one of the largest selections of leading RV brands in the nation, featuring more than 3,000 new and pre-owned RVs. We have more than 400 service bays across all locations and operate RV parts and accessories stores at all locations. We also operate or have access to two on-site campgrounds with over 700 RV campsites. We employ approximately 900 people at our dealership and service locations. Our locations are staffed with knowledgeable local team members, providing customers access to extensive RV expertise. We believe that our locations are strategically located in key RV markets. Based on information collected by us from reports prepared by Statistical Surveys, these key RV markets (Florida, Colorado, Arizona, Minnesota, Tennessee, Texas and Indiana) account for a significant portion of new RV units sold on an annual basis in the United States.

We attract new customers primarily through Lazydays dealership and service locations as well as digital and traditional marketing efforts. Once we acquire customers through a transaction, those customers become part of our customer database where we leverage customized customer relationship management (“CRM”) tools and analytics to actively engage, market and sell our products and services.

For the year ended December 31, 2019, our revenue mix by vehicle type consisted of approximately 35% attributable to motorized RVs and approximately 65% attributable to towable RVs. For the same period, our revenue mix and gross profit contribution by product category was broken down as follows:

S-1

For the six months ended June 30, 2020, we had revenue of approximately $404.8 million, net income of approximately $11.1 million and Adjusted EBITDA, a non-GAAP financial measure, of approximately $24.9 million. For a reconciliation of the non-GAAP financial measures presented herein to the most comparable GAAP measures, see “Non-GAAP Financial Measures” below.

Recent Developments

Preliminary Third Quarter Results

On October 12, 2020, we released preliminary financial results for the quarter ended September 30, 2020. These results are preliminary, have not been subjected to a quarterly review and should be read in conjunction with our quarterly report on Form 10-Q for the quarter ending June 30, 2020, which we filed on July 31, 2020.

●	Net income for the quarter is $11 million, compared to a net loss of $2 million for the third quarter of 2019;
●	Adjusted EBITDA increased 261% to $19 million, compared to $5.3 million for the third quarter of 2019;
●	RV unit sales increased 36% to 2,632 units, compared to 1,935 units for the third quarter of 2019;
●	Total Revenue increased 36% to $216 million, compared to $158 million for the third quarter of 2019;
●	We had a cash balance of $82 million on September 30, 2020.

Based on these preliminary results, the Company has experienced, through the first nine months of 2020, total unit sales growth of 34%, new unit sales growth of 29% and used unit sales growth of 40%, in each case comparing preliminary numbers for the first nine months of 2020 to the corresponding prior-year period.

Recent Transactions

On March 10, 2020, we entered into an agreement for the sale of land to LD Murfreesboro TN Landlord, LLC for approximately $5 million. We entered into a lease agreement with the buyer with lease payments to commence upon completion of planned construction expected to total approximately $17 million including land, the cost of which will be paid for by LD Murfreesboro TN Landlord, LLC.

On May 19, 2020, we completed our acquisition of Korges Enterprises, Inc. (“Desert Autoplex RV”) located in Phoenix, Arizona. The purchase price for the transaction consists of the following, in each case subject to adjustment in accordance with the terms of the purchase agreement: (a) approximately $4 million in cash, subject to a working capital adjustment and an inventory adjustment and (b) the assumption of approximately $11.6 million of Desert Autoplex RV’s floorplan debt, which was paid off and added to our current floorplan.

On October 6, 2020, we completed our acquisition of Total Value Recreational Vehicles of Indiana, Inc. (“Total Value RV”) located in Elkhart, Indiana. The purchase price for the transaction consists of the following, in each case subject to adjustment in accordance with the terms of the purchase agreement: (a) approximately $4 million in cash, subject to a working capital adjustment and an inventory adjustment and (b) the assumption of approximately $6.5 million of Total Value RV’s floorplan debt, which was paid off and added to our current floorplan. In addition, we acquired related real estate for $2.5 million in cash.

S-2

COVID-19 Developments

In March 2020, the World Health Organization declared the outbreak of the novel coronavirus disease COVID-19 a pandemic, which continues to spread throughout the United States and globally. Beginning in mid-to-late March of 2020, the COVID-19 pandemic led to severe disruptions in general economic activity as businesses and federal, state, and local governments took increasingly broad actions to mitigate the impact of the pandemic on public health, including through “shelter in place” or “stay at home” orders in the states in which we operate. As we modified our business practices to conform to government guidelines and best practices to ensure the health and safety of our customers, employees and the communities we serve, we saw significant early declines in new and pre-owned vehicle unit sales, sales of parts, accessories and related services, including finance and insurance revenues as well as campground and miscellaneous revenues.

We took a number of actions in April 2020 to adjust resources and costs to align with reduced demand caused by the pandemic. These actions included:

●	Reduction of our workforce by 25%;
●	Temporary reduction of senior management salaries (April 2020 through May 2020);
●	Suspension of 2020 annual pay increases;
●	Temporary suspension of 401k match (April 2020 through May 2020);
●	Delay of non-critical capital projects; and
●	Focus of resources on core sales and service operations.

To further protect our liquidity and cash position, we negotiated with our lenders for the temporary suspension of scheduled principal and interest payments on our term and mortgage loans from April 15, 2020 through June 15, 2020 and for the temporary suspension of scheduled floorplan curtailment payments from April 1, 2020 through June 15, 2020. We also received $8.7 million in loans under the Paycheck Protection Program (the “PPP Loans”).

Starting in May 2020, we experienced significant improvement in sales of new and pre-owned vehicles. Senior management was able to resume normal salaries in late May 2020, and we adjusted our workforce where necessary to meet demand. We continued to delay non-critical capital projects and we are focusing our resources on core sales and service operations in response to the operational and financial impact of the COVID-19 pandemic.

The improvement in sales beginning in May 2020 likely relates, at least in part, to an increase in consumer demand as consumers seek outdoor travel and leisure activities that permit appropriate social distancing. We can provide no assurances that such growth in sales will continue at the same rate or at all, over any time period, and sales may ultimately decline.

Our operations also depend on the continued health and productivity of our employees at our dealerships service locations and corporate headquarters throughout this pandemic. The extent to which the COVID-19 pandemic ultimately impacts our business, results of operations, and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including the severity and duration of the COVID-19 pandemic, and further actions that may be taken by individuals, businesses and federal, state and local governments in response. Even after the COVID-19 pandemic has subsided, we may experience significant adverse effects to our business as a result of its global economic impact, including any economic recession or downturn and the impact of such a recession or downturn on unemployment levels, consumer confidence, levels of personal discretionary spending and credit availability.

See “Risk Factors” beginning on page S-7 of this prospectus supplement for a discussion of additional risks related to COVID-19.

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Corporate Information

Lazydays Holdings, Inc. was originally formed on October 24, 2017, as a wholly owned subsidiary of Andina Acquisition Corp. II, an exempted company incorporated in the Cayman Islands on July 1, 2015 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more business targets. On March 15, 2018, a business combination was consummated, resulting in the business of Lazy Days’ R.V. Center, Inc. and its subsidiaries becoming our business. Accordingly, Lazydays Holdings, Inc. is now a holding company operating through its direct and indirect subsidiaries. Our principal executive offices are located at 6130 Lazy Days Boulevard, Seffner, Florida 33584 and our telephone number is (813) 246-4999. Our Internet website is www.lazydays.com. We have not incorporated by reference into this prospectus supplement the information included on, or linked from, our website, and you should not consider it to be part of this prospectus supplement.

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THE OFFERING

Issuer:	Lazydays Holdings, Inc.

Common stock offered:	4,000,000 shares of common stock.

Option to purchase additional shares:	We have granted the underwriters an option for a period of up to 30 days from the date of this prospectus supplement to purchase up to 600,000 additional shares of common stock at the public offering price less the underwriting discounts and commissions.

Common stock to be outstanding after this offering:	13,593,150 shares (or 14,193,150 shares if the underwriters exercise in full their option to purchase additional shares).

Use of Proceeds:	We estimate that our net proceeds from this offering will be approximately $ million, or $ million if the underwriters’ option to purchase additional shares is exercised in full, based on the public offering price of $ per share, after deducting the underwriting discount and commissions and estimated offering expenses payable by us. We intend to use the net proceeds received by us from this offering to repay outstanding indebtedness and for working capital and general corporate purposes, including but not limited to future acquisitions, recapitalizations and capital investments. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities.

Risk Factors:	See “Risk Factors” beginning on page S-7 of this prospectus supplement and other information included in or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

Nasdaq Listing:	Our common stock is listed on the Nasdaq Capital Market under the symbol “LAZY.”

Stock Transfer Agent and Registrar:	Continental Stock Transfer & Trust Company

Outstanding shares of common stock:	The number of shares of our common stock to be outstanding after this offering is based on 9,593,150 shares of our common stock outstanding as of September 30, 2020, and excludes the following:

● 7,054,174 shares of common stock issuable upon the conversion of 600,000 shares of Series A Preferred Stock, taking into account the accrued dividends which we may elect to pay in cash or shares of common stock;
● 4,677,458 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of our common stock at $11.50 per share;
● 300,357 shares of common stock issuable upon exercise of outstanding pre-funded warrants to purchase shares of our common stock at $0.01 per share; and
● 3,993,759 shares of common stock issuable upon exercise of outstanding options as of September 30, 2020, at a weighted average exercise price of $10.41 per share.

Unless we specifically state otherwise, this prospectus supplement reflects and assumes no exercise of outstanding options and no exercise by the underwriters of their option to purchase additional shares from us.

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NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA is not a U.S. Generally Accepted Accounting Principle (“GAAP”) financial measure, but it is one of the primary non-GAAP measures management uses to evaluate the financial performance of the business. Adjusted EBITDA is also frequently used by analysts, investors, and other interested parties to evaluate companies in the recreational vehicle industry. We use Adjusted EBITDA to supplement GAAP measures of performance as follows:

●	as a measurement of operating performance to assist in comparing the operating performance of our business on a consistent basis, and remove the impact of items not directly resulting from our core operations;

●	for planning purposes, including the preparation of our internal annual operating budget and financial projections;

●	to evaluate the performance and effectiveness of our operational strategies; and

●	to evaluate our capacity to fund capital expenditures and expand the business.

We define Adjusted EBITDA as net income excluding depreciation and amortization of property and equipment, non-floor plan interest expense, amortization of intangible assets, income tax expense, stock-based compensation, transaction costs and other supplemental adjustments which for the periods presented includes LIFO adjustments, severance costs and other one-time charges, and loss on sale of property and equipment. We believe Adjusted EBITDA, when considered along with other performance measures, is a useful measure as it reflects certain operating drivers of the business, such as sales growth, operating costs, selling and administrative expense and other operating income and expense. We believe Adjusted EBITDA can provide a more complete understanding of the underlying operating results and trends and an enhanced overall understanding of financial performance and prospects for the future. While Adjusted EBITDA is not a recognized measure under GAAP, management uses this financial measure to evaluate and forecast business performance. Adjusted EBITDA is not intended to be a measure of liquidity or cash flows from operations, or a measure comparable to net (loss) income as it does not take into account certain requirements such as non-recurring gains and losses which are not deemed to be a normal part of the underlying business activities.

Our use of Adjusted EBITDA may not be comparable to other companies within the industry. We compensate for these limitations by using Adjusted EBITDA as only one of several measures for evaluating business performance. In addition, capital expenditures, which impact depreciation and amortization, interest expense, and income tax expense, are reviewed separately by management. Our measure of Adjusted EBITDA is not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

Reconciliations from Net Income per the Consolidated Statements of Income to Adjusted EBITDA for the six months ended June 30, 2020 and for the three months ended September 30, 2020 (preliminary) and 2019, are shown in the table below.

(Unaudited)	Six months ended June 30, 2020 ($ in thousands)	Three months ended September 30, 2020 ($ in thousands) (Preliminary Results)[1]	Three months ended September 30, 2019 ($ in thousands)

EBITDA
Net income (loss)	$11,055	$11,213	(2,486)
Interest expense, net[2]	4,513	1,749	2,321
Depreciation and amortization of property and equipment	3,213	1,712	1,716
Amortization of intangible assets	2,095	1,048	1,016
Income tax expense	3,836	4,570	941
Subtotal EBITDA	24,712	20,292	3,508
Floor plan interest	(1,595)	(293)	(874)
LIFO adjustment	435	(1,432)	910
Transaction costs	301	233	193
Loss on sale of property and equipment	8	-	(13)
Severance costs/Other	-	-	262
Stock-based compensation	1,020	219	1,286
Adjusted EBITDA	$24,881	19,019	5,272

(1)	These results are preliminary, have not been subjected to a quarterly review and should be read in conjunction with our quarterly report on Form 10-Q for the quarter ending June 30, 2020, which we filed on July 31, 2020.
(2)	Interest expense includes $2,358 for the six months ended June 30, 2020 relating to finance lease payments. Interest expense includes $1,223 and $1,144 for the three months ended September 30, 2020 and 2019, respectively, relating to finance lease payments. Operating lease payments are included as rent expense and included in net income.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the following risks involved in investing in our common stock, the risk factors set forth in the accompanying prospectus, and the risk factors set forth in Item 1A to Part I in our Annual Report on Form 10-K for the year ended December 31, 2019 and included in subsequent Quarterly Reports on Form 10-Q, as well as the other information contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus and in any related free writing prospectus we may authorize to be delivered to you, before deciding whether to purchase our common stock. The actual occurrence of any of these risks could materially adversely affect our business, financial condition and results of operations. In that case, the value of our common stock could decline substantially, and you may lose part or all of your investment.

The COVID-19 pandemic had a significant adverse impact on our business, results of operations, and financial condition in the first months of the pandemic. While increased sales since then have more than offset the initial adverse impact, there can be no assurance that such sales growth will continue at the same rate or at all, and our sales may ultimately decline. The long term effects of COVID-19 could result in a net negative impact on our business.

In March 2020, the World Health Organization declared the outbreak of the novel coronavirus disease COVID-19 a pandemic, which continues to spread throughout the United States and globally. Beginning in mid-to-late March of 2020, the COVID-19 pandemic led to severe disruptions in general economic activity as businesses and federal, state, and local governments took increasingly broad actions to mitigate the impact of the pandemic on public health, including through “shelter in place” or “stay at home” orders in the states in which we operate. As we modified our business practices to conform to government guidelines and best practices to ensure the health and safety of our customers, employees and the communities we serve, we saw significant early declines in new and pre-owned vehicle unit sales, sales of parts, accessories and related services, including finance and insurance revenues as well as campground and miscellaneous revenues.

We previously enacted cost saving measures, including the reduction of our workforce by 25% and senior management agreeing to temporarily forego 25% of their salary. To further protect our liquidity and cash position, we had negotiated with our lenders for the temporary suspension of scheduled principal and interest payments on our term and mortgage loans from April 15, 2020 through June 15, 2020 and for the temporary suspension of scheduled floorplan curtailment payments from April 1, 2020 through June 15, 2020. We also received $8.7 million in loans under the Paycheck Protection Program.

Starting in May 2020, we experienced significant improvement in sales of new and pre-owned vehicles. Senior management was able to resume normal salaries in late May 2020, and we adjusted our workforce where necessary to meet demand. We continued to delay non-critical capital projects and we are focusing our resources on core sales and service operations in response to the operational and financial impact of the COVID-19 pandemic.

The improvement in sales beginning in May 2020 likely relates, at least in part, to an increase in consumer demand as consumers seek outdoor travel and leisure activities that permit appropriate social distancing. We can provide no assurances that such growth in sales will continue at the same rate or at all, over any time period, and sales may ultimately decline. Furthermore, our improved sales and cost savings measures to date may not be sufficient to offset any later adverse impacts of the pandemic, and our liquidity could be negatively impacted, if sales trends from late spring and summer of 2020 are reversed. While we may pursue the forgiveness of the PPP Loans received in accordance with the requirements and limitations under the CARES Act, no assurance can be provided that forgiveness of any portion of the PPP Loans will be obtained.

Our operations also depend on the continued health and productivity of our employees at our dealerships service locations and corporate headquarters throughout this pandemic. The extent to which the COVID-19 pandemic ultimately impacts our business, results of operations, and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including the severity and duration of the COVID-19 pandemic, and further actions that may be taken by individuals, businesses and federal, state and local governments in response. Even after the COVID-19 pandemic has subsided, we may experience significant adverse effects to our business as a result of its global economic impact, including any economic recession or downturn and the impact of such a recession or downturn on unemployment levels, consumer confidence, levels of personal discretionary spending and credit availability.

S-7

Risks Related to This Offering and Our Common Stock

Our share price could be volatile and could decline, resulting in a substantial or complete loss on your investment.

The stock markets (including the Nasdaq Capital Market, on which we list our common stock) have experienced significant price and volume fluctuations, including in particular in connection with the impacts of COVID-19. As a result, the market price of our common stock is similarly volatile, and investors in our common stock may experience a decrease in the value of their shares, including decreases unrelated to our financial condition, operating performance or prospects. The price of our common stock could be subject to wide fluctuations in response to a number of factors, including:

●	our financial position and operating performance and the financial position and operating performance of similar companies;

●	actual or anticipated differences in our financial position and operating results;

●	changes in our revenue or earnings estimates or recommendations by securities analysts, or our failure to meet such estimates;

●	publication of research reports about us or our industry by securities analysts;

●	changes in market valuations of similar companies;

●	adverse market reaction to any additional debt we incur in the future;

●	additions and departures of key personnel;

●	strategic decisions by us or our competitors, such as acquisitions, divestments, spin-offs, joint ventures, strategic investments or changes in business strategy;

●	the passage of legislation or other regulatory developments that adversely affect us or our industry;

●	speculation in the press or investment community;

●	the realization of any of the other risk factors presented or incorporated by reference in this prospectus supplement;

●	actions by institutional stockholders;

●	changes in accounting principles;

●	terrorist acts, war and new or worsening military conflicts;

●	disease outbreaks and pandemics, including the ongoing COVID-19 pandemic; and

●	general market conditions, including factors unrelated to our financial condition or performance.

In the past, securities class action litigation has often been instituted against companies following periods of volatility in their stock price. This type of litigation could result in substantial costs and divert our management’s attention and resources.

Future sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.

We may issue additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. Future sales of a substantial number of shares of our common stock in the public market by our existing and future stockholders, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise adequate capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common stock. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding stock options and the vesting of outstanding restricted stock units may also result in further dilution of your investment.

S-8

In connection with this offering, we and all of our directors and executive officers have agreed not to sell shares of common stock for 90 days following the date of this prospectus supplement, subject to certain exceptions and circumstances. However, Robert W. Baird & Co. Incorporated may at any time release all or a portion of the common stock subject to these lock-up provisions. When determining whether or not to release any such shares subject to a lock-up agreement, Robert W. Baird & Co. Incorporated will consider, among other factors, the holder’s reasons for requesting the release, the number or shares for which the release is being requested and the possible impact of the release of shares on the market price of our common stock. If such lock-up restrictions are waived, the affected common stock may be available for sale into the market, which could adversely affect the market price of our common stock.

We have broad discretion in the use of the net proceeds from this offering received by us and may not use them effectively.

Our management and board of directors will have broad discretion in the application of the net proceeds from this offering received by us and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You may not agree with our decisions, and our use of the proceeds may not yield any return on your investment. We intend to use the net proceeds of this offering (i) to repay certain of our outstanding indebtedness and (ii) for working capital and general corporate purposes, including but not limited to future acquisitions, recapitalizations and capital investments. Our management team will retain broad discretion in the application of the net proceeds and the net proceeds may be used for other corporate purposes that may not enhance our operating results or value of our common stock. We have no commitments with respect to the use of the net proceeds of this offering, and our use may differ substantially from our current plans. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. You will not have the opportunity to influence our decision on how to use our net proceeds from this offering.

We may issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our common stock, which could depress the price of our common stock.

Our certificate of incorporation authorizes us to issue one or more series of preferred stock. Our board of directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. Our preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of our common stock. The potential issuance of preferred stock may delay or prevent a change in control of us, discourage bids for our common stock at a premium to the market price and materially and adversely affect the market price and the voting and other rights of the holders of our common stock.

S-9

USE OF PROCEEDS

We estimate that our net proceeds from this offering will be approximately $             million, or $             million if the underwriters’ option to purchase additional shares is exercised in full, based on the public offering price of $             per share, after deducting the underwriting discount and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds received by us from this offering to repay outstanding indebtedness and for working capital and general corporate purposes, including but not limited to future acquisitions, recapitalizations and capital investments. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing securities. Our management team will retain broad discretion in the application of the net proceeds and the net proceeds may be used for other corporate purposes that may not enhance our operating results or value of our common stock.

S-10

CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2020, on a historical basis and on an as adjusted basis to give effect to (i) the sale of common stock pursuant to this offering, less underwriting discounts and commissions and other estimated expenses and (ii) the use of proceeds therefrom. The following table does not give effect to the exercise of the underwriters’ option to purchase additional shares.

You should read this table in conjunction with, and the table is qualified in its entirety by reference to, the section of this prospectus supplement entitled “Use of Proceeds” in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included in applicable reports filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2019 and any subsequent Quarterly Reports on Form 10-Q, which are incorporated herein by reference.

	As of June 30, 2020
	Actual	As Adjusted
	(Dollars in thousands)
Series A Convertible Preferred Stock; 600,000 shares, designated, issued, and outstanding; liquidation preference of $69,237	$64,221		$64,221

Stockholders’ Equity
Preferred Stock, $0.0001 par value; 5,000,000 shares authorized	-		-
Common Stock, $0.0001 par value; 100,000,000 shares authorized; 8,548,524 shares issued and 8,407,225 outstanding	-
Additional paid-in capital	78,712
Treasury Stock, at cost, 141,299 shares	(499)		(499)
Retained earnings	5,929
Total stockholders’ equity	$84,142	$

The table above excludes the following as of June 30, 2020:

●	6,880,741 shares of common stock issuable upon the conversion of 600,000 shares of Series A Preferred Stock, taking into account the accrued dividends which we may elect to pay in cash or shares of common stock;

●	4,677,458 shares of common stock issuable upon exercise of outstanding warrants to purchase shares of our common stock at $11.50 per share;

●	1,339,499 shares of common stock issuable upon exercise of outstanding pre-funded warrants to purchase shares of our common stock at $0.01 per share; and

●	4,000,009 shares of common stock issuable upon exercise of outstanding options as of June 30, 2020, at a weighted average exercise price of $10.41 per share.

S-11

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a discussion of the material U.S. federal income tax consequences to non-U.S. holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or foreign tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case, in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a non-U.S. holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to non-U.S. holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the potential impact of the unearned income Medicare contribution tax. In addition, it does not address consequences relevant to non-U.S. holders subject to particular rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	persons subject to the alternative minimum tax;

●	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers or traders in securities;

●	controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons subject to special U.S. federal income tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in applicable financial statements;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

●	tax-qualified retirement plans.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS, THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION OR ANY APPLICABLE INCOME TAX TREATY.

S-12

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to be treated as a United States person.

Distributions

Cash or other property distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that a distribution exceeds our current or accumulated earnings and profits, the excess will generally be treated first as a return of capital and will be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any further excess will be treated as capital gain from the sale or exchange of such common stock and will be subject to the treatment described below in the section entitled “Sale or Other Taxable Disposition.”

Subject to the discussions below in the sections entitled “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts,” dividends paid to a non-U.S. holder of our common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends.

Dividends paid to a non-U.S. holder may be subject to a reduced rate of withholding if the non-U.S. holder provides to us (or an applicable withholding agent) a properly executed IRS Form W-8BEN or W-8BEN-E (as applicable, including any successor form) certifying that the non-U.S. holder is entitled to an exemption from, or reduction of, the withholding tax under the benefit of an income tax treaty between the United States and the country in which the non-U.S. holder resides or is established.

Dividends that are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable) will be entitled to an exemption from the 30% withholding on dividends discussed above, unless an applicable income tax treaty provides otherwise. To claim such an exemption from withholding, the non-U.S. holder must provide to us (or an applicable withholding agent) a properly executed IRS Form W-8ECI (or any applicable successor form) certifying that the dividends are effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States. Although exempt from U.S. federal withholding tax, the non-U.S. holder will be subject to U.S. federal income tax on such dividends on a net income basis at the regular U.S. federal income tax rates. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax at a rate of30% (or a lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items.

The certifications described in the above paragraphs must be provided to us (or an applicable withholding agent) prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide to us (or an applicable withholding agent) the required certification, but are eligible for a reduced rate under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING POTENTIALLY APPLICABLE INCOME TAX TREATIES THAT MAY PROVIDE FOR DIFFERENT RULES.

S-13

Sale or Other Taxable Disposition

Subject to the discussions below in the sections entitled “Information Reporting and Backup Withholding” and “Additional Withholding Tax on Payments Made to Foreign Accounts,” a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates. A non-U.S. holder that is a foreign corporation also may be subject to a branch profits tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or a lower rate specified by an applicable income tax treaty) on any gain derived from the disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder if the non-U.S. holder meets certain conditions and timely files U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we are not currently and do not anticipate becoming a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our other business assets and our non-U.S. real property interests, however, there can be no assurance we are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a non-U.S. holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded on an established securities market” within the meaning of applicable Treasury Regulations and such non-U.S. holder owned, actually or constructively, 5% or less of our common stock throughout the shorter of (i) the five-year period ending on the date of the sale or other taxable disposition or (ii) the non-U.S. holder’s holding period for such common stock.

NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING POTENTIALLY APPLICABLE INCOME TAX TREATIES THAT MAY PROVIDE FOR DIFFERENT RULES.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the non-U.S. holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the non-U.S. holder timely provides the required information to the IRS.

S-14

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under the provisions of the Code commonly known as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities, whether the non-U.S. recipient is the beneficial owner or an intermediary. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution enters into an agreement with the U.S. Department of the Treasury pursuant to which it agrees to undertake certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and it enters into an agreement with the U.S. Department of the Treasury described in (1) above, it will be required to, among other things, undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. A foreign financial institution located in a jurisdiction that has an intergovernmental agreement with the United States with respect to FATCA may be subject to different rules.

Under the applicable Treasury Regulations, withholding under FATCA generally applies to payments of dividends on our common stock. Under proposed Treasury Regulations, withholding under FATCA does not apply to gross proceeds from any sale or disposition of our common stock. Taxpayers may generally rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE POTENTIAL APPLICATION OF WITHHOLDING UNDER FATCA TO THEIR INVESTMENT IN OUR COMMON STOCK.

S-15

UNDERWRITING

Robert W. Baird & Co. Incorporated is serving as representative of the underwriters. We and the representative, on behalf of the underwriters named below, have entered into an underwriting agreement with respect to the shares of common stock being offered hereby. Subject to certain conditions set forth in the underwriting agreement, each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of common stock set forth in the following table.

Underwriters	Number of Shares
Robert W. Baird & Co. Incorporated
Craig-Hallum Capital Group LLC
Raymond James & Associates, Inc.

Total

The underwriters are committed to take and pay for all of the shares offered by us, if any are taken, other than the shares covered by the option described below. The obligations of the underwriters under the underwriting agreement may be terminated upon the occurrence of certain stated events, including that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or this offering may be terminated.

We have granted the underwriters an option to buy up to an additional 600,000 shares of common stock. The underwriters have 30 days from the date of this prospectus to exercise this option. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the shares of common stock directly to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $                   per share.

The underwriting fee is equal to the public offering price per share of common stock, less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $                  per share. The following table sets forth the per share and total underwriting discounts and commissions to be paid to the underwriters, assuming both no exercise and full exercise of the underwriters’ option to purchase up to an additional 600,000 shares of common stock.

Total Fees
Paid by Us	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering, including registration, filing, listing and printing fees, and legal and accounting expenses, but excluding underwriting discounts and commissions, will be approximately $              million, which will be paid by us. We have agreed to reimburse the underwriters for certain expenses in connection with the qualification of this offering with the Financial Industry Regulatory Authority, Inc. (“FINRA”). Such reimbursement is deemed to be underwriting compensation by FINRA.

S-16

We, our executive officers, our directors and certain holders of our common stock have agreed with the underwriters, subject to certain limited exceptions, not to not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, (iii) file any registration statement with the SEC relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), for 90 days after the date of this prospectus supplement without first obtaining the written consent of the representative. The foregoing restrictions do not apply to, among other transactions, the sale of shares of common stock pursuant to the underwriting agreement.

The underwriters do not expect sales to discretionary accounts to exceed 5% of the total number of shares offered.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LAZY.”

We have agreed to indemnify the several underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”).

Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may effect certain transactions in shares of common stock in the open market in order to prevent or retard a decline in the market price of our common stock while this offering is in progress. These transactions may include short sales, purchases to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in this offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. “Covered” shorts are short positions in an amount not greater than the underwriters’ option described herein, and “naked” shorts are short positions in excess of that amount. In determining the source of shares to close out a “covered” short, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option. A “covered” short may be covered by either exercising the underwriters’ option or purchasing shares in the open market. A “naked” short is more likely to be created if underwriters are concerned that there may be downward pressure on the price of our common stock in the open market prior to the completion of this offering, and may only be closed out by purchasing shares in the open market. Stabilizing transactions consist of various bids for or purchases of our common stock made by the underwriters in the open market prior to the completion of this offering.

In addition, the underwriters may, pursuant to Regulation M of the Securities Act, also impose a penalty bid, which is when a particular underwriter repays to the other underwriters a portion of the underwriting discount received by it because the representative of the underwriters has repurchased shares sold by or for the account of that underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or slowing a decline in the market price of our common stock, and together with the imposition of a penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. If these activities are commenced by the underwriters, they may be discontinued at any time. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or otherwise.

Electronic Distribution

In connection with this offering, certain of the underwriters may distribute prospectuses by electronic means, such as email. In addition, certain of the underwriters may facilitate Internet distribution for this offering to certain of their Internet subscription customers, and allocate a limited number of shares for sale to its online brokerage customers. A prospectus in electronic format is being made available on the website maintained by one or more of the bookrunners of this offering and may be made available on websites maintained by the other underwriters. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not a part of this prospectus or the registration statement of which this prospectus is a part.

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Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, investment research, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may provide from time to time in the future, various financial advisory and investment banking services for us, for which they have received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, certain of the underwriters and their respective affiliates may from time to time effect transactions for their own account or the account of their customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities (including related derivative securities) and financial instruments (including bank loans), and may continue to do so in the future. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Canada

Our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, no offer of our common stock has been, or will be made to the public in that Member State, other than:

a.	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

b.	To fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representative; or

c.	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

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provided that no such offer shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation, and each person who initially acquires our common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the representative and us that it is a “qualified investor” as defined in the Prospectus Regulation.

In the case of any common stock being offered to a financial intermediary as that term is used in Article 5 of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the common stock acquired by it in the offer have not been acquired on a nondiscretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any common stock to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares to the public” in relation to any common stock in any Member State means the communication in any form and by means of sufficient information on the terms of the offer and the common stock to be offered so as to enable an investor to decide to purchase common stock, the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended).

Notice to Prospective Investors in the United Kingdom

This prospectus and any other material in relation to our common stock is only being distributed to, and is only directed at, persons in the United Kingdom who are “qualified investors” or otherwise in circumstances which do not require publication by us of a prospectus pursuant to section 85(1) of the UK Financial Services and Markets Act 2000. Any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, investment professionals falling within Article 19(5), or high net worth entities falling within Article 49(2), of the UK Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or other persons to whom such investment or investment activity may lawfully be made available (together, “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

Notice to Investors in Switzerland

Our common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to our common stock or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, us or our common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of our common stock will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of our common stock.

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Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to this offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of our common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

Our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring our common stock must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Hill, Ward & Henderson, P.A., Tampa, Florida. Certain legal matters in connection with this offering will be passed upon for the underwriters by Latham & Watkins LLP, Chicago, Illinois.

EXPERTS

The audited financial statements incorporated in this prospectus supplement and elsewhere in the registration statement have been incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2019 and for the period from March 15, 2018 to December 31, 2018 (Successor), for the period from January 1, 2018 to March 14, 2018 (Predecessor), have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report dated March 20, 2020, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus supplement. Any such request should be directed to:

Lazydays Holdings, Inc.

6130 Lazy Days Boulevard

Seffner, Florida 33584

Attn: Investor Relations

E-mail: investors@lazydays.com

Tel: 813-204-4099

You should rely only on the information contained in this prospectus supplement. We have not authorized any person to provide you with any information that is different.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement except for any information that is superseded by other information that is included in this prospectus supplement.

This filing incorporates by reference the following documents, which we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on March 20, 2020;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 8, 2020, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as filed with the SEC on July 31, 2020;

●	Our Current Reports on Form 8-K, as filed with the SEC on March 12, 2020, April 7, 2020, April 22, 2020, May 4, 2020, June 15, 2020, July 13, 2020 and August 17, 2020.

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●	The information in our definitive Proxy Statement for our 2020 Annual Meeting of Stockholders, as filed with the SEC on April 29, 2020, that is incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019; and

●	The description of our securities contained in the Registration Statement on Form 8-A, originally filed with the Securities and Exchange Commission on March 15, 2018 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K and any exhibits relating to Items 2.02 or 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. 1350 unless specifically stated to the contrary, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement.

You should rely only on the information contained in this prospectus supplement or that information to which this prospectus supplement has referred you by reference. We have not authorized anyone to provide you with any additional information.

These documents may also be accessed through our website at www.lazydays.com or as described under “Where You Can Find More Information” in this prospectus supplement. The information and other content contained on or linked from our website are not part of this prospectus supplement.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus supplement is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement. Any request may be made by writing or calling us at the following address, e-mail or telephone number:

Lazydays Holdings, Inc.

6130 Lazy Days Boulevard

Seffner, Florida 33584

Attn: Investor Relations

E-mail: investors@lazydays.com

Tel: 813-204-4099

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PROSPECTUS

$100,000,000

Lazydays Holdings, Inc.

Common Stock

Preferred Stock

Warrants

Rights

Units

We may offer and sell, from time to time in one or more offerings, up to $100,000,000 of our common stock, preferred stock, warrants, and rights, or any combination of these securities, and/or units consisting of one or more of these securities at prices and on terms that will be determined at the time of such offering. We may also offer common stock upon conversion of preferred stock. All of the securities listed above may be sold separately or as units with other securities.

This prospectus describes some of the general terms that may apply to these securities. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in one or more prospectus supplements. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

The prospectus supplements, and any documents incorporated by reference, may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness. You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, and any free writing prospectus carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement or free writing prospectus relating to the offered securities.

Our common stock is listed on the NASDAQ Capital Market under the symbol “LAZY” and the warrants originally issued by Andina Acquisition Corp. II, which we refer to as the “Andina warrants” are quoted on the OTC Pink marketplace under the symbol “LAZYW.” On June 3, 2019, the last reported sale price of our common stock was $5.16 per share. On May 23, 2019, the last reported sale price of the Andina warrants were $0.28 per warrant. Our Series A Preferred Stock is not currently listed or quoted on any exchange or marketplace and we do not intend to apply for listing or quotation of our Series A Preferred Stock on any exchange or marketplace in the future.

The aggregate market value of the outstanding shares of our common stock held by non-affiliates is approximately $27,277,241, which was calculated in accordance with General Instruction I.B.6 of Form S-3 and is based on 5,286,287 shares of common stock outstanding held by non-affiliates as of June 3, 2019, and a price per share of $5.16, which was the last reported sale price of our common stock on the Nasdaq Capital Market on June 3, 2019. Pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf in a primary offering pursuant to the registration statement of which this prospectus forms a part during any 12-calendar-month period exceed one-third of the aggregate market value of our common stock held by non-affiliates, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

These securities may be sold by us directly to purchasers, through dealers or agents, or to or through underwriters, or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should carefully consider the risks incorporated by reference under the “Risk Factors” section of this prospectus on page 3, our filings with the Securities and Exchange Commission (“SEC”) and any applicable prospectus supplement. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated June 13, 2019.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the SEC using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities described in this prospectus having a maximum aggregate offering price of $100,000,000 in one or more offerings in accordance with General Instruction I.B.6 of Form S-3. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that will contain information that describes the specific amounts, prices and terms of the securities we offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein. Please refer to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, any related free writing prospectus as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

In this prospectus, unless otherwise indicated, “Lazydays”, the “Company”, “Holdco”, the “Registrant,” “our company,” “we,” “us” or “our” refer to Lazydays Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries.

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PROSPECTUS SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus or incorporated by reference herein. You should read the following summary together with the entire prospectus, including the more detailed information regarding us and our securities. You should carefully consider, among other things, the matters discussed in the section titled “Risk Factors” beginning on page 3 before deciding to invest in our securities.

Overview

We were originally formed for the purpose of effecting a business combination with one or more businesses or entities. On March 15, 2018, we consummated our initial business combination. As a result, the business of Lazy Days’ R.V. Center, Inc. and its subsidiaries became our business. Accordingly, we are now a holding company operating through our direct and indirect subsidiaries.

Company History

We were formed under the name “Andina Acquisition Corp. II” as an exempted company incorporated in the Cayman Islands on July 1, 2015 for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more target businesses.

From the consummation of our initial public offering until October 27, 2017, we were searching for a suitable target business to acquire. On October 27, 2017, a Merger Agreement was entered into by and among Andina Acquisition Corp. II (“Andina”), Andina II Holdco Corp., a Delaware corporation and wholly owned subsidiary of Andina (“Holdco”), Andina II Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of Holdco (“Merger Sub”), Lazy Days’ R.V. Center, Inc. and solely for certain purposes set forth in the Merger Agreement, A. Lorne Weil (the “Merger Agreement”). The Merger Agreement provided for a business combination transaction by means of (i) the merger of Andina with and into Holdco, with Holdco surviving and becoming a new public company (the “Redomestication Merger”) and (ii) the merger of the Company with and into Merger Sub with the Company surviving and becoming a direct wholly owned subsidiary of Holdco (the “Transaction Merger” and together with the Redomestication Merger, the “Mergers”). On March 15, 2018, we held an extraordinary general meeting of our shareholders, at which the Andina shareholders approved the Mergers and other related proposals. On the same date, we closed the Mergers. In connection with the Mergers, our business became the business of Lazy Days’ R.V. Center, Inc. and its subsidiaries. As a result of the Mergers, the Company’s stockholders and the shareholders of Andina became stockholders of Holdco and we changed the name of Holdco to “Lazydays Holdings, Inc.”

Our Business

The Company operates Recreation Vehicle (“RV”) dealerships and offers a comprehensive portfolio of products and services for RV owners and outdoor enthusiasts. The Company generates revenue by providing RV owners and outdoor enthusiasts a full spectrum of products: RV sales, RV-repair and services, financing and insurance products, third-party protection plans, after-market parts and accessories, RV rentals and RV camping. The Company provides these offerings through its Lazydays branded dealerships. Lazydays is known nationally as The RV Authority®, a registered trademark that has been consistently used by the Company in its marketing and branding communications since 2013.

The Company believes, based on industry research and management’s estimates, it operates one of the world’s largest RV dealerships, measured in terms of on-site inventory, located on 126 acres outside Tampa, Florida. The Company also has dealerships located in Tucson, Arizona; Minneapolis, Minnesota; Knoxville, Tennessee; and Loveland and Denver, Colorado. Lazydays offers one of the largest selections of leading RV brands in the nation featuring more than 3,000 new and pre-owned RVs. The Company has nearly 400 service bays across all locations and has RV parts and accessories stores at all locations. Lazydays also has RV rental fleets in Colorado and availability to two on-site campgrounds with over 700 RV campsites. The Company welcomes over 500,000 visitors to its dealership locations annually, and employs over 800 people at the six facilities. Our dealership locations are staffed with knowledgeable local team members, providing customers access to extensive RV expertise. The Company believes its dealership locations are strategically located in key RV markets. Based on information collected by the Company from reports prepared by Statistical Surveys, these key RV markets (Florida, Colorado, Arizona, Minnesota and Tennessee) account for a significant portion of new RV units sold on an annual basis in the U.S. Our dealerships in these key markets attract customers from all states, except Hawaii.

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The Company attracts new customers primarily through Lazydays dealership locations as well as digital and traditional marketing efforts. Once the Company acquires customers through a transaction, those customers become part of the Company’s customer database where the Company leverages customized customer relationship management (“CRM”) tools and analytics to actively engage, market and sell its products and services.

Our principal executive offices are located at 6130 Lazy Days Boulevard, Seffner, Florida 33584 and our telephone number is (813) 246-4999. Our Internet website is www.lazydays.com. Our reports filed or furnished pursuant to Sections 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended, are available, free of charge, under the Investor Relations – Finance Information tab of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Securities and Exchange Commission (“SEC”). You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website located at www.sec.gov that contains the information we file or furnish electronically with the SEC.

Securities that may be Offered

This prospectus is part of a Registration Statements that we filed with the SEC utilizing a shelf registration process. Under this shelf registration, we may offer and sell any combination of:

●	Common stock;

●	Preferred stock;

●	Warrants to purchase any of the securities listed above;

●	Rights to purchase common stock, preferred stock or warrants; and/or

●	Units consisting of one or more of the foregoing.

We may offer and sell the above described securities in one or more offerings up to a total dollar amount of $100,000,000 in accordance with General Instruction I.B.6 of Form S-3. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus, any prospectus supplement, and any free writing prospectus together with the additional information described under the heading “Where You Can Find More Information.”

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RISK FACTORS

Investing in our securities involves a high degree of risk. Investors should carefully consider the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 22, 2019 with the SEC, and any updates described in the subsequent Quarterly Reports on Form 10-Q, all of which are incorporated herein by reference, and may be amended, supplemented, or superseded from time to time by other periodic reports we file with the SEC in the future and in any accompanying prospectus supplement. The risks and uncertainties we have described are not the only risks that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of these known or unknown risks might cause you to lose all or part of your investment. See also statements contained under the heading “Information Regarding Forward-Looking Statements.”

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INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Registration Statement on Form S-3 and the prospectus constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this Registration Statement and the prospectus, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are “forward-looking” statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate” or “continue” or the negative of such words or variations of such words and similar expressions. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements and we can give no assurance that such forward-looking statements will prove to be correct. Important factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, or “cautionary statements,” include, but are not limited to:

●	our business is affected by the availability of financing to it and its customers.

●	Fuel shortages, or high prices for fuel, could have a negative effect on the Company’s business.

●	our success will depend to a significant extent on the well being, as well as the continued popularity and reputation for quality, of the Company’s manufacturers, particularly, Thor Industries, Inc., Tiffin Motorhomes, Winnebago Industries, Inc., and Forest River, Inc.

●	Any change, non-renewal, unfavorable renegotiation or termination of the Company’s supply arrangements for any reason could have a material adverse effect on product availability and cost and the Company’s financial performance.

●	our business is impacted by general economic conditions in its markets, and ongoing economic and financial uncertainties may cause a decline in consumer spending that may adversely affect its business, financial condition and results of operations.

●	The Company depends on its ability to attract and retain customers.

●	Competition in the market for services, protection plans and products targeting the RV lifestyle or RV enthusiast could reduce the Company’s revenues and profitability.

●	our expansion into new, unfamiliar markets presents increased risks that may prevent it from being profitable in these new markets. Delays in acquiring or opening new retail locations could have a material adverse effect on the Company’s business, financial condition and results of operations.

●	Unforeseen expenses, difficulties, and delays encountered in connection with expansion through acquisitions could inhibit the Company’s growth and negatively impact its profitability.

●	Failure to maintain the strength and value of the Company’s brands could have a material adverse effect on the Company’s business, financial condition and results of operations.

●	our failure to successfully order and manage its inventory to reflect consumer demand in a volatile market and anticipate changing consumer preferences and buying trends could have a material adverse effect on the Company’s business, financial condition and results of operations.

●	our same store sales may fluctuate and may not be a meaningful indicator of future performance.

●	The cyclical nature of the Company’s business has caused its sales and results of operations to fluctuate. These fluctuations may continue in the future, which could result in operating losses during downturns.

●	our business is seasonal and this leads to fluctuations in sales and revenues.

●	our business may be adversely affected by unfavorable conditions in its local markets, even if those conditions are not prominent nationally.

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●	The Company may not be able to satisfy its debt obligations upon the occurrence of a change in control under its credit facility.

●	our ability to operate and expand its business and to respond to changing business and economic conditions will depend on the availability of adequate capital.

●	The documentation governing the Company’s credit facility contain restrictive covenants that may impair the Company’s ability to access sufficient capital and operate its business.

●	Natural disasters, whether or not caused by climate change, unusual weather conditions, epidemic outbreaks, terrorist acts and political events could disrupt business and result in lower sales and otherwise adversely affect the Company’s financial performance.

●	The Company depends on its relationships with third party providers of services, protection plans, products and resources and a disruption of these relationships or of these providers’ operations could have an adverse effect on the Company’s business and results of operations.

●	A portion of the Company’s revenue is from financing, insurance and extended service contracts, which depend on third party lenders and insurance companies. The Company cannot ensure these third parties will continue to provide RV financing and other products.

●	If the Company is unable to retain senior executives and attract and retain other qualified employees, the Company’s business might be adversely affected.

●	our business depends on its ability to meet its labor needs.

●	The Company primarily leases its retail locations. If the Company is unable to maintain those leases or locate alternative sites for retail locations in its target markets and on terms that are acceptable to it, the Company’s revenues and profitability could be adversely affected.

●	our business is subject to numerous federal, state and local regulations.

●	Regulations applicable to the sale of extended service contracts could materially impact the Company’s business and results of operations.

●	If state dealer laws are repealed or weakened, the Company’s dealerships will be more susceptible to termination, non-renewal or renegotiation of dealer agreements.

●	our failure to comply with certain environmental regulations could adversely affect the Company’s business, financial condition and results of operations.

●	Climate change legislation or regulations restricting emission of “greenhouse gases” could result in increased operating costs and reduced demand for the RVs the Company sells.

●	The Company may be unable to enforce its intellectual property rights and/or the Company may be accused of infringing the intellectual property rights of third parties which could have a material adverse effect on the Company’s business, financial condition and results of operations.

●	If the Company is unable to maintain or upgrade its information technology systems or if the Company is unable to convert to alternate systems in an efficient and timely manner, the Company’s operations may be disrupted or become less efficient.

●	Any disruptions to the Company’s information technology systems or breaches of the Company’s network security could interrupt its operations, compromise its reputation, expose it to litigation, government enforcement actions and costly response measures and could have a material adverse effect on the Company’s business, financial condition and results of operations.

●	Increases in the minimum wage or overall wage levels could adversely affect the Company’s financial results.

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●	The Company may be subject to product liability claims if people or property are harmed by the products the Company sells and may be adversely impacted by manufacturer safety recalls.

●	The Company may be named in litigation, which may result in substantial costs and reputational harm and divert management’s attention and resources.

●	our risk management policies and procedures may not be fully effective in achieving their purposes.

●	The Company could incur asset impairment charges for goodwill, intangible assets or other long-lived assets.

●	Future resales of the shares of common stock of the Company issued to the stockholders and the investors in the PIPE Investment may cause the market price of the Company’s securities to drop significantly, even if the Company’s business is doing well.

●	Nasdaq may delist the Company’s common stock on its exchange, which could limit investors’ ability to make transactions in the Company’s common stock and subject the Company to additional trading restrictions.

●	our outstanding convertible preferred stock, warrants and options may have an adverse effect on the market price of its common stock.

●	The Company is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make the Company’s common stock less attractive to investors.

●	Stockholders may become diluted as a result of issuance of options under existing or future incentive plans or the issuance of common stock as a result of acquisitions or otherwise.

●	The price of the Company’s common stock may be volatile for a variety of reasons.

●	The conversion of the Series A Preferred Stock into Company common stock may dilute the value for the other holders of Company common stock.

●	The holders of Series A Preferred Stock own a large portion of the voting power of the Company common stock and have the right to nominate two members to the Company’s board of directors. As a result, these holders may influence the composition of the board of directors of the Company and future actions taken by the board of directors of the Company.

●	The holders of the Series A Preferred Stock have certain rights that may not allow the Company to take certain actions.

●	Future issuances of the Company’s common stock, preferred stock, warrants, rights or units may have an adverse effect on the market price of the common stock and/or the Andina Warrants and may dilute the value for the Company’s current holders of outstanding common stock, preferred stock, warrants and options.

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USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, dealership acquisitions, greenfield development projects, reduction of debt, capital expenditures and repurchases of our common stock or other securities.

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DESCRIPTION OF SECURITIES

General

Our Certificate of Incorporation provides for the issuance of 100,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of June 4, 2019, we had 8,471,608 shares of common stock outstanding and 600,000 shares of Series A Preferred Stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of our shares voted for the election of directors can elect all of the directors.

Holders of our common stock do not have any conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to our common stock.

Our shares of common stock are listed on the NASDAQ Capital Market under the symbol “LAZY.” We cannot assure you that our common stock will continue to be listed on the NASDAQ Capital Market as we might not meet certain continued listing standards in the future.

Preferred Stock

Our certificate of incorporation authorizes the issuance of 5,000,000 shares of blank check preferred stock with such designations, rights and preferences as may be determined from time to time by our board of directors. Any designated series of preferred stock shall have such powers, designations, preferences and relative, participation or optional or other special rights and qualifications, limitations or restrictions as shall be expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our Certificate of Incorporation and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, the board of directors is required by the DGCL and our Certificate of Incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following: (i) entitled to voting powers, full or limited; (ii) subject to redemption at such time or times and at such price or prices as our board of directors may establish; (iii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series as our board of directors may establish; (iv) entitled to such rights upon the dissolution of us, or upon any distribution of our assets, as our board of directors may establish; or (v) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of ours at such price or prices or at such rates of exchange and with such adjustments as our board of directors may establish.

 Series A Preferred Stock

In connection with the PIPE Investment on March 15, 2018, we designated 600,000 shares as Series A Preferred Stock.

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The material terms of the Series A Preferred Stock are as follows:

The Series A Preferred Stock ranks senior to all outstanding capital stock of the Company. Except as required by law or by the Certificate of Designation, holders of the Series A Preferred Stock will be entitled to vote on an as-converted basis together with the holders of our common stock, and not as a separate class, at any annual or special meeting of Company stockholders. However, the Certificate of Designation provides holders of the Series A Preferred Stock with a separate vote requiring the vote or consent of a majority of the Series A Preferred Stock (unless otherwise waived by a majority of the Series A Preferred Stock) relating to certain actions, including: (i) the liquidation, dissolution or winding up of the Company if the holders of Series A Preferred Stock will not have the option to receive the full liquidation preference; (ii) any amendment or repeal of the Certificate of Incorporation or Bylaws that adversely modifies the rights, preferences, privileges or voting powers of the Series A Preferred Stock; (iii) any authorization or issuance of a new class of securities having rights, preferences or privileges senior to or on parity with the Series A Preferred Stock: (iv) any increase or decrease in the authorized number of Series A Preferred Stock; (v) any increase in the number of members of the Board of Directors above eight (8); (vi) certain issuances of senior indebtedness or certain incurrences of floor plan financing; (vii) any sale or agreement to license any material asset or material portion of the assets of the Company or any subsidiary other than in the ordinary course of business; (viii) the making of capital expenditures during any four consecutive fiscal quarters in excess of 25% of EBITDA for such four (4) fiscal quarters; (ix) any change by the Company or any subsidiary in its principal line of business or entry into an additional line of business; and (x) the appointment of any Chief Executive Officer, other than Mr. Murnane.

The Series A Preferred Stock will be convertible into shares of our common stock at the holder’s election at any time, and such holder will receive such number of shares of common stock as is equal to the product obtained by multiplying the conversion rate then in effect by the number of shares of Series A Preferred Stock being converted, plus cash in lieu of fractional shares. The conversion rate is calculated as the quotient obtained by dividing the liquidation preference then in effect by the conversion price. Currently, the conversion rate is 9.9378882 calculated by dividing the liquidation preference currently in effect of $100 by the initial conversion price of $10.0625. The conversion price will be subject to adjustment for stock dividends, forward and reverse splits, combinations and similar events, as well as for certain dilutive issuances. The liquidation preference and initial conversion price are set forth in the Certificate of Designation and were determined based on the valuation of the securities of Andina taking into account the impact of the Mergers and the rights and preferences of the Series A Preferred Stock. As a result, the 600,000 shares of Series A Preferred Stock are convertible into 5,962,733 shares of common stock.

Dividends on the Series A Preferred Stock will accrue at an initial rate of 8% per annum (the “Dividend Rate”), compounded quarterly, and be payable quarterly in arrears. If we do not declare and pay dividends on any dividend payment date, such accrued and unpaid dividends, until paid in full in cash, will accrue at the then applicable Dividend Rate plus 2%. The Dividend Rate will be increased to 11% per annum, compounded quarterly, in the event our senior indebtedness less unrestricted cash during any trailing twelve month period ending at the end of any fiscal quarter is greater than 2.25 times EBITDA (as defined in the Certificate of Designations of the Series A Preferred Stock) for such preceding twelve (12)-month period. The Dividend Rate will be reset to 8% at the end of the first fiscal quarter when our senior indebtedness less unrestricted cash during the trailing twelve month period ending at the end of such quarter is less than 2.25 times EBITDA for such preceding twelve (12)-month period.

If, at any time following the second anniversary of the issuance of the Series A Preferred Stock, the volume weighted average price of our common stock equals or exceeds $25.00 (as adjusted for stock dividends, splits, combinations and similar events) for a period of thirty consecutive trading days, we may force the conversion of any or all of the outstanding Series A Preferred Stock at the conversion price then in effect. From and after the eighth anniversary of the issuance of the Series A Preferred Stock, we may elect to redeem all, but not less than all, of the outstanding Series A Preferred Stock in cash at the stated value thereof plus all accrued and unpaid dividends. From and after the ninth anniversary of the issuance of the Series A Preferred Stock, each holder of Series A Preferred Stock has the right to require us to redeem all of such holder’s outstanding shares of Series A Preferred Stock in cash at the stated value thereof plus all accrued and unpaid dividends.

In the event of any liquidation, merger, sale, dissolution or winding up of the Company, holders of the Series A Preferred Stock will have the right to (i) payment in cash equal to the liquidation preference thereof plus all accrued and unpaid dividends, or (ii) convert the shares of Series A Preferred Stock into our common stock and participate on an as-converted basis with our holders of common stock.

So long as the Series A Preferred Stock is outstanding, the holders thereof, by the vote or written consent of the holders of a majority in voting power of the outstanding Series A Preferred Stock, shall have the right to designate two members to our board of directors.

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The holders of Series A Preferred Stock may elect in writing to the Company to be subject to a beneficial ownership limitation, initially set at 9.99% (but which may subsequently be set at a higher or lower percentage by the electing holder) of the shares of common stock then outstanding after giving effect to the issuance of shares of common stock upon conversion of the Series A Preferred Stock held by such holder. If a holder of the Series A Preferred Stock has elected to be subject to a beneficial ownership limitation, the Company shall not effect any conversion of the Series A Preferred Stock and the holder shall not have any right to convert any portion of the Series A Preferred Stock if after giving effect to such conversion, the holder would beneficially own in excess of its then applicable beneficial ownership limitation.

The securities purchase agreement entered into in connection with the sale of the Series A Preferred Stock also includes the following rights:

●	Subject to applicable securities laws and regulations, any purchaser that continues to hold Series A Preferred Stock convertible into 5% or more of the then issued and outstanding shares of our common stock shall also have a preemptive right to purchase its pro rata share of all equity securities that we may, from time to time, propose to sell and issue after the consummation of the Mergers (subject to certain exceptions).

●	If we seek to consummate any debt financings (other than (i) non-distressed floor plan financings on customary terms and conditions and with an interest rate of not greater than 5% per annum, (ii) the replacement or refinancing of existing indebtedness where the replaced or refinanced indebtedness does not exceed the existing amount of indebtedness and are not on terms materially worse than the indebtedness being replaced or refinanced, and (iii) advances or other extensions of credit under a revolving credit facility or floor plan credit facility) after the consummation of the Mergers, Coliseum Capital Management, LLC shall be entitled to a right of first refusal to provide the funding necessary for such debt financings provided that it still holds an aggregate of at least $10 million of the Series A Preferred Stock. Coliseum Capital Management, LLC will have a period of 15 business days to notify us of its intention to exercise its right.

●	If we receive in excess of $1 million as a result of indemnification claims made in respect of certain breaches of representations and warranties of Lazy Days’ R.V. Center, Inc. under the Merger Agreement, the holders of the Series A Preferred Stock shall have a right to require us to utilize such amounts in excess of the $1 million to redeem their shares of Series A Preferred Stock for the liquidation preference of such shares.

Our shares of Series A Preferred Stock are currently not listed or traded on any exchange or marketplace and we do not intend to apply for listing or quotation of our Series A Preferred Stock on any exchange or marketplace in the future.

Our board has the power, without stockholder approval, to issue the remaining preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of the Company.

Warrants

The following description, together with the additional information we may include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the Registration Statement which includes this prospectus.

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

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We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferrable;

●	in the case of warrants to purchase common stock or preferred stock, the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including cashless exercise rights, if any;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable pursuant to the exercise of warrants;

●	the dates on which the right to exercise the warrants will commences and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights, or limitation of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise including in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

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Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Outstanding Warrants

As of June 4, 2019, 8,171,957 warrants are outstanding. The description that follows is of the outstanding warrants, pre-funded warrants and Andina warrants. The warrants became exercisable on March 15, 2018 (the date of the consummation of our initial business combination). The warrants have an exercise price of $11.50 except for the pre-funded warrants that have an exercise price of $0.01 and the Andina warrants that are exercisable as follows: each warrant is exercisable into one-half share of common stock or two warrants are exercisable into one share of common stock at a price of $11.50 per share of common stock. The exercise price of the warrants (except for the pre-funded warrants) was set at $11.50 consistent with the exercise price of the Andina warrants that preceded the warrants issued in the PIPE offering. The exercise price of the pre-funded warrants was set at $.01 because the PIPE investors paid $8.74 out of the full $8.75 exercise price at the time of subscribing for their investment. The pre-funded warrants were valued differently and had a different exercise price because the holders electing to receive pre-funded warrants received them because they elected to be subject to a beneficial ownership limitation such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.99% of the shares of our common stock then outstanding.

Warrants may be exercised for cash or, at the option of the holder, on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act by surrendering the warrants for that number of shares of common stock as determined under the warrants. The outstanding warrants expire March 15, 2023 (five years following the date of consummation of our initial business combination) at 5:00 p.m., New York City time, except for the pre-funded warrants that do not have an expiration date.

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We may call the warrants for redemption (excluding the pre-funded warrants and the private Andina warrants) in whole and not in part, at a price of $0.01 per warrant,

●	at any time while the warrants are exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of our common stock equals or exceeds $24.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The exercise price and number of shares of our common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of our common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of our common stock or any voting rights unless and until they exercise their warrants and receive shares of our common stock. After the issuance of shares of our common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of our common stock held of record on all matters to be voted on by stockholders.

No fractional shares of common stock will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of the Company, the Company will, upon exercise, follow the requirements of the DGCL.

The Andina warrants are quoted on the OTC Pink marketplace under the symbol “LAZYW.”

We have agreed that so long as the private Andina warrants are still held by the initial purchasers or their affiliates, we will not redeem such warrants and we will allow the holders to exercise such warrants on a cashless basis (even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective). However, once any of the foregoing warrants are transferred from the initial purchasers or their affiliates, these arrangements will no longer apply. Furthermore, because the private warrants were issued in a private transaction, the holders and their transferees will be allowed to exercise such warrants for cash even if a registration statement covering the shares of common stock issuable upon exercise of such warrants is not effective and receive unregistered shares of common stock.

Rights

We may issue rights to purchase common stock, preferred stock or warrants that we may offer to our security holders in one or more series. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

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The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the title of the rights;

●	the securities for which the rights are exercisable;

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon the exercise of such rights;

●	the extent to which rights are transferable;

●	the exercise price;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the conditions to completion of the rights offering;

●	any applicable federal income tax considerations;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement, that we may enter into in connection with the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or warrants at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

We may determine to offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

Units

We may issue units consisting of one or more of the other securities described in this prospectus, in any prospectus supplement or a free writing prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement or free writing prospectus will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

Transfer Agent and Warrant Agent

The transfer agent for our shares of common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, New York 10004.

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PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and stockholders or institutional purchasers), through a specific bidding or auction process, a rights offering, or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchases;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts, agency fees and other items constituting underwriters’ or agents’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	priced related to such prevailing market prices; or

●	negotiated prices.

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Only underwriters named in a prospectus supplement will be underwriters of the securities offered by such prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

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Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on The NASDAQ Capital Market. Unless we indicate differently in a prospectus supplement, we will not list the securities on any securities exchange, other than shares of our common stock. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the securities.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the applicable prospectus supplement if appropriate.

Underwriters, agents and dealers may engage in transactions with or perform services, including various investment banking and other services, for us and/or any of our affiliates in the ordinary course of business.

LEGAL MATTERS

Certain matters with respect to the validity of the offered securities will be passed upon by Akerman LLP, Miami, Florida. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of Lazydays Holdings, Inc. and Subsidiaries as of December 31, 2018 and for the period from March 15, 2018 to December 31, 2018 included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing. The consolidated financial statements of Lazy Days’ R.V. Center, Inc. and Subsidiaries as of and for the year ended December 31, 2017 and for the period from January 1, 2018 to March 14, 2018 included in this prospectus have been audited by Marcum LLP, as stated in their report appearing herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy (at prescribed rates) any such reports, proxy statements and other information at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

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Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

If you make a request for such information in writing or by telephone, we will provide you, without charge, a copy of any or all of the information incorporated by reference into this prospectus. Any such request should be directed to:

Lazydays Holdings, Inc.

6130 Lazy Days Boulevard

Seffner, Florida 33584

Attn: Investor Relations

E-mail: investors@lazydays.com

Tel: 813-204-4099

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information that is different.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we have filed with it, meaning we can disclose important information to you by referring you to those documents already on file with the SEC. The information incorporated by reference is considered to be part of this prospectus except for any information that is superseded by other information that is included in this prospectus.

This filing incorporates by reference the following documents, which we have previously filed with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, as filed with the SEC on March 22, 2019;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as filed with the SEC on May 10, 2019;

●	Our Current Reports on Form 8-K, as filed with the SEC on January 29, 2019 and May 23, 2019 and Form 8-K/A filed on February 21, 2019;

●	Our definitive Proxy Statement for our 2019 Annual Meeting of Stockholders, as filed with the SEC on April 10, 2019; and

●	The description of our securities contained in the Registration Statement on Form 8-A, originally filed with the Securities and Exchange Commission on March 15, 2018 and any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, excluding any portions thereof furnished under Items 2.02 or 7.01 of Form 8-K and any exhibits relating to Items 2.02 or 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. 1350 unless specifically stated to the contrary, prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement.

You should rely only on the information contained in this prospectus or that information to which this prospectus has referred you by reference. We have not authorized anyone to provide you with any additional information.

These documents may also be accessed through our website at www.lazydays.com or as described under “Where You Can Find More Information” in this prospectus. The information and other content contained on or linked from our website are not part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom this prospectus is delivered, on the written or oral request of such person, a copy of any or all of the reports or documents incorporated by reference in this prospectus but not delivered with this prospectus. Any request may be made by writing or calling us at the following address, e-mail or telephone number:

Lazydays Holdings, Inc.

6130 Lazy Days Boulevard

Seffner, Florida 33584

Attn: Investor Relations

E-mail: investors@lazydays.com

Tel: 813-204-4099

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4,000,000 Shares

Lazydays Holdings, Inc.

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Lead Book-Running Manager

Baird

Bookrunners
Craig-Hallum Capital Group	Raymond James

, 2020